UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 16, 2008  (Date of Earliest Event Reported:  May 15, 2008)

General Cable Corporation

__________________________________________

(Exact name of Registrant as Specified in Charter)

Delaware	001-12983	06-1398235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky 41076-9753

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (859) 572-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 15, 2008, stockholders of General Cable Corporation, a Delaware corporation (the “Company”), approved the General Cable Corporation 2008 Annual Incentive Plan (the “Plan”) at the 2008 Annual Meeting of Stockholders.  The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”).

The Plan replaces the General Cable Corporation 1998 Annual Incentive Plan, which expired by its terms.  The purpose of the Plan is to provide cash awards (“Awards”) in order to motivate certain executive officers and key employees of the Company to put forth maximum efforts toward the growth, profitability and success of the Company and to encourage such individuals to remain in the employ of the Company.

Under the Plan, the Compensation Committee is authorized to make Awards to eligible Plan participants, and to determine the terms, conditions and limitations of each Award.  Awards are based on attainment of one or more or a combination of performance objectives established under the Plan.  The Compensation Committee may delegate to one or more executive officers the authority to determine and grant Awards to key employees who are not executive officers.  In addition, the Compensation Committee has the power to interpret the Plan and to adopt such rules and regulations as it considers necessary or appropriate to administer the Plan.  The maximum incentive Award payable to any executive officer or key employee under the Plan for one year is $3.0 million.

The Plan is generally designed for Awards to satisfy the statutory requirements of performance-based compensation under Section 162(m) of the Internal Revenue Code.  Under Section 162(m), the Company’s income tax deduction for certain compensation to the Chief Executive Officer or any one of the next four most highly compensated officers is limited to $1 million per year.  Section 162(m) provides an exception to this limitation for performance-based compensation approved by a committee consisting of at least two outside Directors, provided that the material terms of performance goals are approved by the stockholders.

The foregoing summary of the Plan is qualified in its entirety by reference to the Plan, which is filed herewith as Exhibit 10.1

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

The following exhibits are filed herewith:

Exhibit No.

Description

10.1

General Cable Corporation 2008 Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Cable Corporation

May 16, 2008

/s/ Robert J. Siverd

Robert J. Siverd

Executive Vice President and

General Counsel

Exhibit Index

Exhibit Number

Description

10.1

General Cable Corporation 2008 Annual Incentive Plan